Filed Pursuant to Rule 424(b)(5)

Registration No. 333-232306

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale thereof is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 24, 2019

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated June 24, 2019)

               Shares

Common Stock

We are offering              shares of our common stock. Our common stock is listed on The Nasdaq Global Market under the symbol “ARQL.” On June 21, 2019, the last reported sale price of our common stock on The Nasdaq Global Market was $10.49 per share.

An investment in our common stock involves a high degree of risk. You should carefully consider the information under the heading “Risk Factors” beginning on page S-7 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total

Public Offering Price	$	$
Underwriting Discounts and Commissions(1)	$	$
Proceeds to ArQule, Inc. (before expenses)	$	$

(1)	See “Underwriting” for a description of the compensation payable to the underwriter.

We have granted the underwriters an option for a period of 30 days to purchase up to an additional          shares of our common stock. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $        , and the total proceeds to us, before expenses, will be $        .

Delivery of the shares of common stock is expected to be made on or about June             , 2019.

Joint Bookrunning Managers

SVB Leerink	RBC Capital Markets

The date of this prospectus supplement is June      , 2019.

Table of Contents

Prospectus Supplement

Prospectus dated June 24, 2019

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by us or on our behalf. Neither we nor the underwriters have authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. Neither we nor the underwriters are making an offer to sell or soliciting an offer to buy our common stock under any circumstance in any jurisdiction where the offer or solicitation is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by us or on our behalf is accurate only as of the date of the respective document in which the information appears, and that any information in documents that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

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About this Prospectus Supplement

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common stock and updates the information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part is the accompanying prospectus, which provides more general information, some of which does not apply to this offering. If information included or incorporated by reference in this prospectus supplement is inconsistent with the accompanying prospectus or the information incorporated by reference therein, then this prospectus supplement or the information incorporated by reference in this prospectus supplement will apply and will supersede the information in the accompanying prospectus and the documents incorporated by reference therein. For a more detailed understanding of our common stock, you should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and any relevant free writing prospectus. Neither we nor the underwriters have authorized anyone to provide you with information different from that contained in this prospectus supplement and the accompanying prospectus and any relevant free writing prospectus. If you receive any information not authorized by us or the underwriters, you should not rely on it. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus or any relevant free writing prospectus is accurate as of any date other than its respective date.

This prospectus supplement is part of an automatic shelf registration statement on Form S-3 (File No. 333-232306) that we filed with the U.S. Securities and Exchange Commission, or SEC, on June 24, 2019. Under the shelf registration process, we may from time to time offer and sell any combination of the securities described in the accompanying prospectus.

This prospectus supplement, the accompanying prospectus, and the information incorporated herein and therein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

Unless the context indicates otherwise, in this prospectus supplement and the accompanying prospectus the terms “ArQule,” “we,” “us” and “our” refer to ArQule, Inc., a Delaware corporation.

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Forward-Looking Statements

This prospectus supplement, the accompanying prospectus, and the information incorporated by reference in this prospectus supplement and the accompanying prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act, which are subject to the safe harbor created by those sections for such statements. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than statements of historical facts are forward-looking statements. Terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions and variations thereof are intended to identify forward-looking statements, but these terms are not the exclusive means of identifying such statements. Those statements appear in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference, particularly in the sections entitled “Prospectus Supplement Summary” and “Risk Factors,” and include statements regarding the intent, belief or current expectations of us and our management that are subject to known and unknown risks, uncertainties and assumptions. If any of the risks discussed below actually occur, our business, financial condition, operating results or cash flows could be materially adversely affected. This could cause the trading price of our common stock to decline, and you may lose all or part of your investment.

Although we believe that the expectations reflected in such forward-looking statements are reasonable as of the date thereof, such expectations are based on certain assumptions regarding the progress of product development efforts including clinical trials and preclinical activities conducted by ourselves and third parties, the prosecution of existing patents and efforts to execute new collaborative agreements, receipt of potential milestones and royalties under our collaborative agreements, government regulations, reliance on third parties to conduct clinical trials and perform research and analysis services, adequate financial resources, changes in economic and business conditions, and other factors relating to our growth. Such expectations may not materialize if product development efforts, including any necessary trials of our potential drug candidates, are delayed or suspended, if our compounds fail to demonstrate safety and efficiency, if positive early results are not repeated in later studies or in humans, if the therapeutic value of our compounds is not realized, if planned acquisitions or negotiations with potential collaborators are delayed or unsuccessful, if we are unsuccessful at integrating acquired assets or technologies, or if other assumptions prove incorrect. Accordingly, you should not place undue reliance on these forward-looking statements, which represent our estimates and assumptions only as of the date they are made. You should read this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein with the understanding that our actual results in subsequent periods may materially differ from current expectations. Except as required by law, we assume no obligation to update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

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Prospectus Supplement Summary

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus. It does not contain all of the information you should consider before making an investment decision. Before you decide to invest in our securities, you should read the entire prospectus supplement and the accompanying prospectus carefully, including the risk factors and the financial statements and related notes included or incorporated by reference herein and therein.

Overview

We are a biopharmaceutical company engaged in the research and development of innovative therapeutics to treat cancers and rare diseases. Our mission is to discover, develop and commercialize novel small molecule drugs in areas of high unmet need that will dramatically extend and improve the lives of our patients. These product candidates target biological pathways implicated in a wide range of cancers and certain non-oncology indications. Our discovery and development efforts are guided, when possible, by an understanding of the role of biomarkers, which are indicators of a particular biological condition or process and may predict the clinical benefit of our compounds in defined patient populations. Our clinical-stage pipeline consists of four product candidates, all of which are in targeted patient populations, making ArQule a leader among companies our size in precision medicine.

Our proprietary pipeline of orally bioavailable product candidates is directed toward molecular targets and biological processes with demonstrated roles in the development of both human cancers and rare, non-oncology diseases. All of these programs are being developed in targeted, biomarker-defined patient populations. By identifying subgroups of patients that are most likely to respond to our product candidates, we seek to target small, often orphan, indications that allow for focused and efficient development. In addition to pursuing these potentially fast-to-market strategies, we also pursue development in other indications that could allow us to expand the utility of the product candidates, if approved.

Clinical Development Programs

ARQ 531

ARQ 531 is a potent and reversible dual inhibitor of both wild-type and C481S-mutant Bruton’s tyrosine kinase (BTK) that is in clinical development for B-cell malignancies refractory to other therapeutic options. We commenced a Phase 1a/b clinical trial in the third quarter of 2017 to study the safety of ARQ 531, look for signs of activity in a number of B-cell malignancies, including in chronic lymphocytic leukemia (CLL) patients harboring the BTK-C481S mutation, and to identify a therapeutic dose.

In June 2019, we announced preliminary results from the first eight cohorts of the Phase 1a portion of the clinical trial at the European Hematology Association (EHA) Annual Meeting. Clinical activity data were limited to the first seven cohorts (up to 65 mg once daily (QD)). The data demonstrated that ARQ 531 is well-tolerated through cohort 7 (65 mg QD). The data also demonstrated robust, dose-dependent, anti-tumor activity, including:

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•	An overall response rate of 66% (4 responses in 6 evaluable patients) observed in heavily pretreated relapsed or refractory CLL patients, all with the BTK-C481S mutation, in cohort 7;

•	A partial response observed in the first patient with Richter’s Transformation, who had progressed on ibrutinib and R-CHOP, also in cohort 7; and

•	A follicular lymphoma patient remained a confirmed partial response after being on therapy for approximately two years.

Pharmacokinetic data for ARQ 531 presented at EHA demonstrated a steady-state mean Cmin of above 1 µM in patients receiving at least 45 mg QD and a plasma half-life ranging from 20-30 hours. Pharmacodynamic data presented at EHA is associated with complete phospho BTK (pBTK) inhibition and substantial chemokine ligand 3 (CCL3) suppression at doses above 20-30 mg QD.

Since the EHA presentation data cut, patient 30 from cohort 7, one of the four CLL patients with the C481S-mutation who were the responders from that cohort, received a second scan and has been confirmed as a responder after 5 cycles of treatment. Patient 27 from cohort 7 was previously reported to have been confirmed as a responder at the second scan.

To date, we have enrolled five patients in cohort 8 (75 mg QD). Data available for this cohort is still preliminary. The first patient enrolled in this cohort, a third-line, diffuse large B-cell lymphoma (DLBCL) patient, has achieved a partial response and remains on therapy. This is the only patient evaluable from cohort 8 thus far and we are awaiting clinical activity data on the remaining patients from this cohort. While we have not yet observed any dose limiting toxicities in this cohort, four of the five patients have been dose reduced to 65 mg QD (the cohort 7 dose), in each case as a result of grade two adverse events. Each of the patients who was dose reduced remains on treatment at 65 mg QD. One of the five patients discontinued treatment and will not be evaluable.

Subject to the receipt and confirmation of additional data, we expect to establish a recommended Phase 2 dose for ARQ 531 in the near term and thereafter to enroll a number of expansion cohorts at the recommended Phase 2 dose. For later-stage clinical testing, we initially plan to pursue a registrational strategy in patients with the C481S mutation and potentially in Richter’s Transformation if further data support such decisions. In addition, because ARQ 531 potently inhibits wild-type BTK and other kinases relevant to B-cell malignancies, we expect to evaluate ARQ 531 in other indications where irreversible BTK inhibitors are not highly effective and where a reversible BTK inhibitor, such as ARQ 531, could offer a superior therapeutic alternative.

Miransertib (ARQ 092)

Miransertib is a potent and selective inhibitor of protein kinase B (AKT), a serine/threonine kinase that is in clinical development for the treatment of Proteus syndrome and PIK3CA-Related Overgrowth Syndromes (PROS).

In June 2019, we reported interim data from our Phase 1/2 multi-center, open-label, 2-part clinical trial evaluating miransertib in patients with Proteus syndrome and PROS. The data demonstrated a manageable safety profile in patients as young as two years old, with mostly Grade 1 or 2 adverse events. The data showed improvements in disease-related symptoms and performance status as measured by Karnofsky/Lansky scale in the majority of patients. A majority of patients also demonstrated improvement of disease-related symptoms or no disease progression extending beyond one year on treatment.

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Based on the data, we established a recommended initial dose for the registrational clinical trial for miransertib of 15mg/m2 QD with a subsequent maximum dose increase to 25mg/m2. We expect to launch a registrational clinical trial of miransertib in Proteus syndrome and PROS in the third quarter of 2019.

Miransertib is also in Phase 1b clinical development in oncology in combination with the hormonal therapy, anastrozole, in advanced endometrial cancer. While the trial is ongoing, we have ceased enrolling patients and do not expect to advance miransertib in this indication and instead will focus our development efforts with miransertib going forward in Proteus syndrome and PROS. We plan to present final data from this study in 2019.

ARQ 751

ARQ 751 is a next-generation, highly potent and selective inhibitor of AKT that is in Phase 1 clinical development for solid tumors harboring AKT, phosphoinositide 3-kinase (PI3K) or phosphatase and tensin homolog (PTEN) mutations or that are PTEN null. The Phase 1b portion of the ongoing trial is currently enrolling patients in both single agent and combination cohorts.

Derazantinib (ARQ 087)

Derazantinib (ARQ 087) is a multi-kinase inhibitor designed to preferentially inhibit the fibroblast growth factor receptor (FGFR) family of kinases that is in a registrational clinical trial in intrahepatic cholangiocarcinoma (iCCA) in patients with FGFR2 fusions. Derazantinib was exclusively licensed to Basilea Pharmaceutica Limited (Basilea) in April 2018 in the United States, European Union, Japan and the rest of the world, excluding the People’s Republic of China, Hong Kong, Macau, and Taiwan (collectively, Greater China) where derazantinib was exclusively licensed to Sinovant Sciences Ltd., a subsidiary of Roivant Sciences Ltd. (Sinovant) in February 2018.

Company Information

We were incorporated in the State of Delaware in 1993. Our principal executive offices are located at One Wall Street, Burlington, MA 01803, and our telephone number is (781) 994-0300. Our website address is www.arqule.com. The information on, or that can be accessed through, our website is not part of this prospectus supplement or the accompanying prospectus.

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The Offering

Common stock offered by us	shares

Common stock to be outstanding after this offering Option to purchase additional shares

                shares (or                 shares if the underwriters' option to purchase additional shares is exercised in full).

We have granted the underwriters an option to purchase up to an additional                 shares of our common stock. This option is exercisable, in whole or in part, for a period of 30 days from the date of this prospectus supplement.

Use of proceeds	We intend to use the net proceeds of this offering to fund our clinical programs and for general corporate purposes. See “Use of Proceeds” on page S-10 of this prospectus supplement.

Risk factors	Investing in our common stock involves significant risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement.

The Nasdaq Global Market listing	“ARQL”

The number of shares outstanding after this offering is based on 109,095,759 shares outstanding on March 31, 2019, and excludes:

•	12,839,695 shares of common stock issuable upon exercise of employee and director options outstanding as of March 31, 2019 at a weighted average exercise price of $3.06 per share;

•	5,475,842 shares of common stock issuable upon exercise of common stock warrants outstanding as of March 31, 2019 at a weighted average exercise price of $1.75 per share;

•	2,426,956 shares of common stock reserved for future issuance under our 2014 Stock Incentives Plan as of March 31, 2019 and 2,750,000 additional shares that were reserved for future issuance subsequent to March 31, 2019; and

•	500,000 shares of common stock reserved for future issuance under our 2018 Employee Stock Purchase Plan as of March 31, 2019.

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Risk Factors

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks described below and discussed under the section captioned “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2018, which is incorporated by reference in this prospectus supplement and the accompanying prospectus in its entirety, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC, together with other information in this prospectus supplement, the accompanying prospectus, and the information and documents incorporated by reference herein and therein. If any of these risks actually occur, our business, financial condition, results of operations or cash flows could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

Risks Related to Our Common Stock and This Offering

Our stock price may be extremely volatile.

The trading price of our common stock has been highly volatile. We believe the trading price of our common stock will remain highly volatile and may fluctuate substantially due to factors such as:

•	results or timing of clinical trials;

•	announcement of FDA approval or non-approval, or delays in the FDA review process, of our or our collaborators’ product candidates or those of our competitors or actions taken by regulatory agencies with respect to our, our collaborators’ or our competitors’ clinical trials;

•	announcement of new products by us or our competitors;

•	quarterly variations in our or our competitors’ results of operations, including as a result of recognition of upfront licensing or other fees, the timing and amount of expenses incurred for clinical development, regulatory approval and commercialization of our product candidates;

•	litigation, including intellectual property infringement lawsuits, involving us;

•	financing transactions;

•	developments in the biotechnology and pharmaceutical industries;

•	the general performance of the equity markets and in particular the biopharmaceutical sector of the equity markets;

•	departures of key personnel or board members;

•	developments concerning current or future collaborations;

•	FDA or international regulatory actions affecting our industry generally; and

•	third-party reimbursement policies.

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This volatility and general market declines in our industry over the past several years have affected the market prices of securities issued by many companies, often for reasons unrelated to their operating performance, and may adversely affect the price of our common stock. In the past, securities class action litigation has often been instituted following periods of volatility in the market price of a company’s securities. A securities class action suit against us could result in potential liabilities, substantial costs and the diversion of management’s attention and resources, regardless of the outcome of the action.

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

Since the price per share of our common stock being offered is expected to be substantially higher than the net tangible book value per share of our common stock, your interest will be diluted to the extent of the difference between the price per share you pay and the net tangible book value per share of our common stock. The future exercise of outstanding options and warrants will result in further dilution of your investment.

Our management will have broad discretion as to the use of proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. You will not have the opportunity, as part of your investment decision, to assess whether these proceeds are being used appropriately. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the further development of our product candidates and cause the price of our common stock to decline.

Some of our existing stockholders can exert control over us, and their interests could conflict with the best interests of our other stockholders.

Due to their combined stock holdings, our principal stockholders (stockholders holding more than 5% of our common stock), acting together, may be able to exert significant influence over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, this concentration of ownership may delay or prevent a change in control of our company, even when a change may be in the best interests of our stockholders. Furthermore, the interests of these stockholders may not always coincide with our interests as a company or the interests of other stockholders. Accordingly, these stockholders could cause us to enter into transactions or agreements that would not be widely viewed as beneficial.

If our officers, directors or principal stockholders sell substantial amounts of our common stock (including shares issued upon the exercise of options) in the public market, the market price of our common stock could fall. These sales also might make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate.

Anti-takeover provisions in our charter documents and under Delaware law could make an acquisition of us, which may be beneficial to our stockholders, more difficult and may prevent or deter attempts by our stockholders to replace or remove our current management.

Provisions in our corporate charter and bylaws and Delaware law may discourage, delay or prevent an acquisition of our company, a change in control, or attempts by our stockholders to replace or remove members of our current Board of Directors. Because our Board of Directors is responsible for appointing the members of our management team, these provisions could in turn affect any attempt by our stockholders to replace current members of our management team. These provisions include:

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•	a Board of Directors having three classes of directors with a three-year term of office that expires as to one class each year, commonly referred to as a “staggered board”;

•	a prohibition on actions by our stockholders by written consent;

•	the inability of our stockholders to call special meetings of stockholders;

•	the ability of our Board of Directors to issue preferred stock without stockholder approval, which could be used to institute a “poison pill” that would work to dilute the stock ownership of a potential hostile acquirer, effectively preventing acquisitions that have not been approved by our Board of Directors;

•	limitations on the removal of directors; and

•	advance notice requirements for director nominations and stockholder proposals.

Moreover, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which prohibits a person who owns in excess of 15% of our outstanding voting stock from merging or combining with us for a period of three years after the date of the transaction in which the person acquired in excess of 15% of our outstanding voting stock, unless the merger or combination is approved in a prescribed manner. As a result, it is difficult for a third party to acquire control of us without the approval of our Board of Directors and, therefore, mergers with and acquisitions of us that our stockholders may consider in their best interests may not occur.

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Use of Proceeds

Based on an offering price of $       per share, we estimate that the net proceeds to us from this offering will be approximately $       million (or approximately $       million if the underwriters’ option to purchase additional shares is exercised in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering to fund our clinical programs and for general corporate purposes.

The amounts and timing of these expenditures will depend on a number of factors, such as the timing and progress of our research and development efforts, technological advances and the competitive environment for our drug candidates. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, we will retain broad discretion over the use of these proceeds. Pending these uses, we intend to invest the net proceeds in investment-grade, interest-bearing securities.

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Dilution

The net tangible book value of our common stock as of March 31, 2019 was approximately $71.1 million, or $0.65 per share. Net tangible book value per share is equal to the amount of our total tangible assets, less total liabilities, divided by the number of shares of our common stock outstanding. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately afterwards.

After giving effect to our sale of                 shares of our common stock pursuant to this prospectus supplement and accompanying prospectus at a public offering price of $       per share, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our net tangible book value as of March 31, 2019 would have been approximately $      million, or $      per share of common stock. This represents an immediate increase in the net tangible book value of $      per share to our existing stockholders and an immediate dilution in net tangible book value of $      per share to new investors. The following table illustrates this per share dilution:

Public offering price per share			$

Net tangible book value per share as of March 31, 2019		$0.65

Increase in net tangible book value per share attributable to this offering	$

As adjusted net tangible book value per share after this offering			$

Dilution per share to new investors			$

If the underwriters exercise the option to purchase additional shares granted by us in full, the as adjusted net tangible book value as of March 31, 2019 will increase to approximately $      million, or $      per share, representing an increase to existing stockholders of approximately $      per share, and there will be an immediate dilution of approximately $      per share to new investors.

Information in the above table is based on 109,095,759 shares outstanding on March 31, 2019, and excludes:

•	12,839,695 shares of common stock issuable upon exercise of employee and director options outstanding as of March 31, 2019 at a weighted average exercise price of $3.06 per share;

•	5,475,842 shares of common stock issuable upon exercise of common stock warrants outstanding as of March 31, 2019 at a weighted average exercise price of $1.75 per share;

•	2,426,956 shares of common stock reserved for future issuance under our 2014 Stock Incentives Plan as of March 31, 2019 and 2,750,000 additional shares that were reserved for future issuance subsequent to March 31, 2019; and

•	500,000 shares of common stock reserved for future issuance under our 2018 Employee Stock Purchase Plan as of March 31, 2019.

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Underwriting

SVB Leerink LLC and RBC Capital Markets, LLC are acting as representatives of each of the underwriters and as bookrunning managers for this offering. Subject to the terms and conditions set forth in the underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of common stock set forth opposite its name below.

Underwriters	Number of Shares
SVB Leerink LLC
RBC Capital Markets, LLC
Total

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of the shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and subject to other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of  $       per share. After the initial offering of the shares, the public offering price, concession or any other term of the offering may be changed by the representatives.

The following table shows the initial public offering price, underwriting discounts and commissions and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares of our common stock.

Total
	Per Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discounts and commissions	$	$	$
Proceeds, before expenses, to us	$	$	$

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We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $      . We also have agreed to reimburse the underwriters for up to $15,000 for their FINRA counsel fee. In accordance with FINRA Rule 5110, this reimbursed fee is deemed underwriting compensation for this offering.

Option to Purchase Additional Shares

We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus supplement, to purchase up to          additional shares at the public offering price, less the underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the above table.

No Sales of Similar Securities

We, our executive officers and directors and certain of our other existing security holders have agreed not to sell or transfer any common stock or securities convertible into or exchangeable or exercisable for common stock, for 90 days after the date of this prospectus supplement without first obtaining the written consent of SVB Leerink LLC and RBC Capital Markets, LLC on behalf of the underwriters. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly:

•	offer, pledge, sell or contract to sell any common stock;

•	sell any option or contract to purchase any common stock;

•	purchase any option or contract to sell any common stock;

•	grant any option, right or warrant for the sale of any common stock;

•	otherwise dispose of or transfer any common stock;

•	request or demand that we file a registration statement related to the common stock; or

•	enter into any swap or other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of any common stock, whether any such swap, agreement or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for common stock. It also applies to common stock owned now or acquired later by the person executing the lock-up agreement or for which the person executing the lock-up agreement later acquires the power of disposition.

Nasdaq Global Market Listing

Our common stock is listed on The Nasdaq Global Market under the symbol “ARQL.”

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the representatives may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

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In connection with the offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares granted to them under the underwriting agreement. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the closing of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on The Nasdaq Global Market, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions and expenses.

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In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, no offer of shares may be made to the public in that Relevant Member State other than:

A.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B.	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

C.	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares shall require the Company or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

We, the representatives and each of our and the representatives’ affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

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This prospectus supplement has been prepared on the basis that any offer of shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly, any person making or intending to make an offer in that Relevant Member State of shares which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the company nor the underwriters have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the company or the underwriters to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

MiFID II Product Governance

Any person offering, selling or recommending the shares (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the shares (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

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Notice to Prospective Investors in Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

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Legal Matters

The validity of the securities offered by this prospectus supplement and the accompanying prospectus will be passed upon by Arnold & Porter Kaye Scholer LLP. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. is counsel to the underwriters in connection with this offering.

Experts

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge by linking directly from our website at www.ArQule.com under the “Investor—Financial Information—SEC Filings” caption to the SEC’s Edgar Database. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

We have filed with the SEC a registration statement under the Securities Act relating to the common stock in this offering. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement. The registration statement and the documents referred to below under “Incorporation by Reference” are also available on our Internet website, www.ArQule.com. We have not incorporated by reference into this prospectus supplement the information on, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus supplement.

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Incorporation of Documents by Reference

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. This prospectus supplement incorporates by reference the documents listed below that we previously have filed with the SEC and any additional documents that we may file with the SEC (File No. 000-21429) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding portions thereof deemed to be “furnished” to the SEC pursuant to Item 2.02, Item 7.01 or Item 9.01 of a Current Report on Form 8-K) between the date of this prospectus supplement and the termination of the offering of the securities:

1.	Our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on March 7, 2019;

2.	Our Quarterly Report on Form 10-Q for the quarter ending March 31, 2019 filed with the SEC on May 1, 2019;

3.	Our Current Reports on Form 8-K filed with the SEC on March 15, 2019, April 15, 2019 and May 14, 2019;

4.	The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 from our definitive proxy statement on Schedule 14A, filed with the SEC on March 28, 2019; and

5.	The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on September 25, 1996, including any amendment or report filed for the purpose of updating such description.

All reports and other documents that we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and the accompanying prospectus and deemed to be part of this prospectus supplement and the accompanying prospectus from the time of the filing of such reports and documents.

This prospectus supplement and the accompanying prospectus as further supplemented may contain information that updates, modifies or is contrary to information herein or in one or more of the documents incorporated by reference in this prospectus supplement or the accompanying prospectus. You should rely only on the information incorporated by reference or provided in this prospectus supplement and accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement, the date of the accompanying prospectus or the date of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, respectively.

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We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement and accompanying prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus supplement and accompanying prospectus, but not delivered with the prospectus supplement and accompanying prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus supplement or accompanying prospectus incorporates. You should direct written requests to:

Peter S. Lawrence

President and Chief Operating Officer

ArQule, Inc.

One Wall Street

Burlington, MA 01803

(781) 994-0300

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PROSPECTUS

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

We may offer from time to time:

•	shares of our common stock;
•	shares of our preferred stock;
•	warrants to purchase shares of common stock or preferred stock;
•	debt securities; or
•	units consisting of any combination of our common stock, preferred stock, warrants or debt securities.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement, which will describe the method and the terms of the offering. We will provide you with the specific amount, price and terms of the applicable offered securities in one or more supplements to this prospectus. Prospectus supplements may also add, update or change information in this prospectus. You should read this prospectus and any supplement carefully before you purchase any of our securities.

Our common stock is quoted on The Nasdaq Global Market and traded under the symbol “ARQL.” On June 21, 2019, the last reported sale price of our common stock on The Nasdaq Global Market was $10.49 per share. There is currently no market for the other securities we may offer.

An investment in our securities involves a high degree of risk. Please carefully read the information under the headings “Risk Factors” beginning on page 4 of this prospectus and in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and “Item 1A—Risk Factors” of our most recent report on Form 10-K or 10-Q which is incorporated by reference in this prospectus before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

These securities may be offered and sold to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. If underwriters, dealers, or agents are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. In addition, the underwriters may over-allot a portion of the securities.

The date of this prospectus is June 24, 2019

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ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer or sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.

No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related free writing prospectus in connection with the offering described herein and therein. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus is part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable document, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

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PROSPECTUS SUMMARY

This summary contains a general summary of the information contained in this prospectus. It may not include all the information that is important to you. You should read the entire prospectus, the prospectus supplement delivered with the prospectus, and the documents incorporated by reference before making an investment decision.

Overview

We are a biopharmaceutical company engaged in the research and development of innovative therapeutics to treat cancers and rare diseases. Our mission is to discover, develop and commercialize novel small molecule drugs in areas of high unmet need that will dramatically extend and improve the lives of our patients. These product candidates target biological pathways implicated in a wide range of cancers and certain non-oncology indications. Our discovery and development efforts are guided, when possible, by an understanding of the role of biomarkers, which are indicators of a particular biological condition or process and may predict the clinical benefit of our compounds in defined patient populations. Our clinical-stage pipeline consists of four product candidates, all of which are in targeted patient populations, making ArQule a leader among companies our size in precision medicine.

Our pipeline of orally bioavailable product candidates is directed toward molecular targets and biological processes with demonstrated roles in the development of both human cancers and rare, non-oncology diseases. All of these programs are being developed in targeted, biomarker-defined patient populations. By seeking out subgroups of patients that are most likely to respond to our product candidates, we seek to identify small, often orphan, indications that allow for focused and efficient development. At the same time, in addition to pursuing these potentially fast-to-market strategies, we also pursue development in other indications that could allow us to expand the utility of the product candidates if approved.

Our clinical pipeline includes the following product candidates:

•	ARQ 531 is a potent and reversible dual inhibitor of both wild type and C481S-mutant Bruton’s tyrosine kinase (BTK) that is in Phase 1 clinical development for B-cell malignancies refractory to other therapeutic options;

•	Miransertib (ARQ 092) is a potent and selective inhibitor of protein kinase B (AKT), a serine/threonine kinase. We expect to commence a registrational clinical trial of miransertib for the treatment of Proteus syndrome and PIK3CA-Related Overgrowth Syndromes (PROS) in the third quarter of 2019;

•	ARQ 751 is a next-generation, highly potent and selective inhibitor of AKT that is in Phase 1 clinical development for solid tumors harboring AKT, phosphoinositide 3-kinase (PI3K) or phosphatase and tensin homolog (PTEN) mutations or that are PTEN null; and

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•	Derazantinib (ARQ 087) is a multi-kinase inhibitor designed to preferentially inhibit the fibroblast growth factor receptor (FGFR) family of kinases that is in a registrational clinical trial in intrahepatic cholangiocarcinoma (iCCA) in patients with FGFR2 fusions. Derazantinib was exclusively licensed to Basilea Pharmaceutica Limited (Basilea) in April 2018 in the United States, European Union, Japan and the rest of the world, excluding the People’s Republic of China, Hong Kong, Macau, and Taiwan (collectively, Greater China) where derazantinib was exclusively licensed to Sinovant Sciences Ltd., a subsidiary of Roivant Sciences Ltd. (Sinovant) in February 2018.

Our executive offices are located at One Wall Street, Burlington, MA 01803.

The Securities We May Offer

We may offer any of the following securities from time to time:

•	shares of our common stock;

•	shares of our preferred stock;

•	warrants to purchase shares of our preferred stock or common stock;

•	debt securities; or

•	units consisting of any combination of our common stock, preferred stock, warrants, or debt securities.

When we use the term “securities” in this prospectus, we mean any of the securities we may offer with this prospectus, unless we say otherwise. Each time we offer securities with this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth below under “Plan of Distribution.” We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

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RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under “Part I—Item 1A—Risk Factors” of our most recent Annual Report on Form 10-K and “Part II—Item 1A—Risk Factors” in our Quarterly Reports on Form 10-Q, all of which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

FORWARD-LOOKING STATEMENTS

This prospectus includes and incorporates by reference “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities and the effects of competition. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipates,” “believes,” “could,” “seeks,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts, “projects,” “should,” “will,” “would” or similar expressions and the negatives of those terms. Although we believe that we have a reasonable basis for each forward-looking statement contained and incorporated by reference in this prospectus, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. The sections in this prospectus entitled “Risk Factors,” as well as “Part I—Item 1A—Risk Factors” of our most recent report on Form 10-K and “Part II—Item 1A—Risk Factors” in our Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus, as well as other disclosures included in this prospectus or any accompanying prospectus supplement, discuss some of the factors that could contribute to these differences.

Other unknown or unpredictable factors also could harm our results. Consequently, actual results or developments anticipated by us may not be realized or, even if substantially realized, may not have the expected consequences to, or effects on, us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus.

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USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, we currently intend to use the net proceeds received from the sale of the securities for general corporate purposes, which may include the research and development of our product candidates, including the conduct of clinical trials and related activities.

The amounts and timing of these expenditures will depend on a number of factors, such as the timing and progress of our research and development efforts, technological advances and the competitive environment for our dug candidates. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, we will retain broad discretion over the use of net proceeds.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus:

•	to or through underwriters or dealers;

•	directly to purchasers;

•	through agents; or

•	through a combination of any of these methods.

We may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the times of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We will describe the method of distribution of the securities in the applicable prospectus supplement. Each prospectus will indicate if the securities offered thereby will be listed on any securities exchange.

Sale through Underwriters or Dealers

If we use an underwriter or underwriters in the sale of securities, we will execute an underwriting agreement with the underwriter or underwriters at the time we reach an agreement for sale. We will set forth in the applicable prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. This compensation may be in the form of discounts, concessions or commissions.

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If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

At-the-Market Offerings

To the extent that we make sales through one or more underwriters or agents in “at-the-market” offerings, as defined in Rule 415(a)(4) of the Securities Act, we will do so pursuant to the terms of an agreement between us, on one hand, and the underwriters or agents, on the other. The terms of any such agreement will be set forth in more detail in the applicable prospectus supplement.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

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Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Over-allotment or short sales involve sales by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may affect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

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DESCRIPTION OF THE SECURITIES

This prospectus contains a summary of the common stock, the preferred stock, the warrants, the debt securities and the units that we may offer from time to time. The following summaries are not meant to be a complete description of each security. However, at the time of an offering and sale, this prospectus together with the accompanying prospectus supplement will contain the material terms of the securities being offered. You should read these documents as well as the documents filed as exhibits to or incorporated by reference to this registration statement.

Description of Common Stock

Authorized and Outstanding Common Stock

As of June 20, 2019, we had 200,000,000 shares of common stock authorized, of which 109,585,385 shares were outstanding.

Listing

Our common stock is quoted on The Nasdaq Global Market and traded under the symbol “ARQL.”

Dividends

Our Board of Directors may authorize, and we may make, distributions to our common stockholders, subject to any restriction in our Restated Certificate of Incorporation and to those limitations prescribed by law. However, we have never paid cash dividends on our common stock or any other securities, and we do not anticipate paying any cash dividends in the foreseeable future. We currently intend to retain future earnings, if any, for use in our business.

Fully Paid and Non-Assessable

All shares of our outstanding common stock are fully paid and non-assessable. Any additional shares of common stock that we issue will be fully paid and non-assessable.

Voting Rights

Each share of our common stock is entitled to one vote in each matter submitted to a vote at a meeting of stockholders including in all elections for directors; stockholders are not entitled to cumulative voting in the election for directors. Our stockholders may vote either in person or by proxy.

Preemptive and Other Rights

Holders of our common stock have no preemptive rights and have no other rights to subscribe for additional securities of our company under Delaware law. Nor does the common stock have any conversion rights or rights of redemption. Upon liquidation, all holders of our common stock are entitled to participate pro rata in our assets available for distribution, subject to the rights of any class of preferred stock then outstanding.

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Meetings; Stockholder Action by Written Consent

Our Amended and Restated By-laws provide that we must hold an annual meeting of stockholders. Special meetings of our stockholders may be called at any time only by a majority of our Board of Directors or by our President.

All actions must be taken at an annual or special meeting. Our Restated Certificate of Incorporation provides that stockholders may not take action by written consent without a meeting.

Staggered Board of Directors

Our Board of Directors is divided into three classes, the members of each of which serve for staggered three-year terms. Our stockholders may elect only approximately one-third of the directors each year; therefore, it is more difficult for a third party to gain control of our Board of Directors than if our Board of Directors were not staggered.

Transfer Agent and Registrar

American Stock Transfer & Trust Company is our transfer agent and registrar.

Description of Preferred Stock

Our Restated Certificate of Incorporation authorizes our Board of Directors, without further stockholder action, to provide for the issuance of up to 1,000,000 shares of preferred stock, in one or more series and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions therefor, without further vote or action by the stockholders. We may amend from time to time our Restated Certificate of Incorporation to increase the number of authorized shares of preferred stock. Any such amendment would require the approval of the holders of a majority of the voting power of the shares entitled to vote thereon. As of the date of this prospectus, there were no shares of preferred stock outstanding.

The particular terms of any series of preferred stock being offered by us under this shelf registration statement will be described in the prospectus supplement relating to that series of preferred stock. Those terms may include:

•	the number of shares within each series and the distinctive designation of that series;

•	the dividend rate, if any, on each series, whether dividends shall be cumulative and if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of each series;

•	whether each series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of the voting rights;

•	whether each series shall have series shall have conversion privileges, and, if so, the terms and conditions related thereto;

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•	whether or not the shares of each series shall be redeemable, and if so, the terms and conditions of such redemption;

•	whether each series shall have a sinking fund for the redemption or purchase of shares of that series, and if so, the terms and amount of such sinking fund;

•	the rights of the shares of each series in the event of voluntary or involuntary liquidation, dissolution or winding up of our company, and the relative rights of priority, if any, of payment of shares of each series; and

•	any other relative rights, preferences and limitations of each series.

The preferred stock will, when issued, be fully paid and non-assessable.

Description of Warrants

As of June 20, 2019, we had outstanding common stock warrants exercisable for 5,475,842 shares of common stock, at a weighted average exercise price of $1.75 per share.

We may issue warrants for the purchase of shares of our common stock or preferred stock. Warrants may be issued independently or together with the shares of common stock or preferred stock offered by any prospectus supplement to this prospectus and may be attached to or separate from such shares. Further terms of the warrants will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the designation, terms and number of shares of common stock or preferred stock purchasable upon exercise of such warrants;

•	the designation and terms of the shares of common stock or preferred stock with which such warrants are issued and the number of such warrants issued with such shares;

•	the date on and after which such warrants and the related common stock or preferred stock will be separately transferable, including any limitations on ownership and transfer of such warrants;

•	the price at which each share of common stock or preferred stock purchasable upon exercise of such warrants may be purchased;

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•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain federal income tax consequences; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Description of Debt Securities

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer in one or more series under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations.

The debt securities will be issued under an indenture between us and a trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you.

General

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth in an officer’s certificate or a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet), including the following terms, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

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•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	the aggregate principal amount of the debt securities being offered and any limit on the aggregate principal amount of such series of debt securities;

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities, including the terms of subordination, if any, of such guarantees;

•	the date or dates on which the principal of the securities of the series is payable;

•	the interest rate, if any, and the method for calculating the interest rate;

•	the dates from which interest will accrue, the interest payment dates and the record dates for the interest payments;

•	the place or places where principal of, and any interest on, the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	any mandatory or optional redemption terms;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	any dates, if any, on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of such repurchase obligations;

•	the denominations in which the debt securities will be issued;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the currency of denomination of the debt securities, which may be U.S. dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of the principal of, and any interest on, the debt securities will be made;

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•	if payments of principal of, any interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to such payments will be determined;

•	the manner in which the amounts of payment of principal of, or any interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•	any addition to, deletion of or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents appointed with respect to the debt securities;

•	the provisions, if any, relating to conversion or exchange of any series of debt securities, including if applicable, the conversion or exchange price and period, the securities or other property into which the debt securities will be convertible, provisions as to whether conversion or exchange will be mandatory, at the option of the holders thereof or at our option, the events requiring an adjustment of the conversion price or exchange price and provisions affecting conversion or exchange if such series of debt securities are redeemed; and

•	any other terms of the series of debt securities that may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon maturity or a declaration of acceleration of their maturity following an event of default pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

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Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the depositary, or a nominee of the depositary (we will refer to any such debt security as a “global debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificate as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth below, global debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary. Beneficial interests in global debt securities will not be issuable in certificated form unless (i) the depositary has notified us that it is unwilling or unable to continue as depositary for such global debt security or has ceased to be qualified to act as such as required by the indenture and we fail to appoint a successor depositary within 90 days of such event, (ii) we determine, in our sole discretion, not to have such securities represented by one or more global securities or (iii) any other circumstances shall exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement. Unless and until a global debt security is exchanged for certificated debt securities under the limited circumstances described in the previous sentence, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

No Protection In the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

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Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to any person (a “successor person”) unless:

•	We are the surviving person or the successor person (if other than us) expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;

•	default in the performance or breach of any covenant by us in the indenture (other than defaults described above or defaults relating to a covenant that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee, or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of us; and

•	any other event of default provided with respect to a series of debt securities that is described in the applicable prospectus supplement.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

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If an event of default with respect to any series of debt securities at the time outstanding occurs and is continuing (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization), then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal amount (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series, by written notice to us and the trustee, may rescind and annul such declaration of acceleration and its consequences if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

The indenture provides that the trustee will be under no obligation to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right of power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or the securities of any series or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series;

•	the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request to the trustee to institute the proceedings in respect of such event of default in its own name as trustee under the indenture;

•	such holder or holders have offered to the trustee indemnity or security satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by the trustee in compliance with such request;

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•	the trustee has failed to institute any such proceeding for 60 days after its receipt of such notice, request and offer of indemnity; and

•	no direction inconsistent with such written request has been given to the trustee during such 60-day period by holders of a majority in principal amount of the outstanding debt securities of that series.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any interest on, that debt security on or after the due dates expressed in that debt security (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment and such rights shall not be impaired without the consent of such holder.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture from our principal executive officer, principal financial officer or principal accounting officer. If a default or event of default occurs and is continuing with respect to the debt securities of any series and if it is actually known to a responsible officer of the trustee, the trustee shall mail to each holder of the debt securities of that series notice of a default or event of default within 60 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such default or event of default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify and amend or supplement the indenture or the debt securities of one or more series without the consent of any holder of any debt security:

•	to add guarantees with respect to debt securities of a series or secure debt securities of a series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of any series of debt securities;

•	to comply with the applicable procedures of the applicable depositary;

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

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•	to make any change that does not materially adversely affect the rights of any holder of debt securities;

•	to conform any supplement to the indenture for a series of securities or the securities of a series to the description of securities for such series in the prospectus supplement or offering document with respect to such series;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•	to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act; and

•	for certain other reasons set forth in any prospectus supplement.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•	reduce the principal of, or change the fixed maturity of, any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•	waive a default in the payment of the principal of, or interest, if any, on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of, or any interest on, any debt security payable in currency other than that stated in the debt security;

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•	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, and any interest on, those debt securities and to institute suit for the enforcement of any such payment;

•	make any change to certain provisions of the indenture relating to waivers or amendments; or

•	waive a redemption payment with respect to any debt security, provided that such redemption is made at our option.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, by written notice to the trustee, waive our compliance with provisions of the indenture or the debt securities with respect to such series. The holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of such series, waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or any interest on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

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Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•	we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•	depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•	delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

Description of Units

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus and any related unit agreements and unit certificates. While the terms summarized below will apply generally to any units that we may offer, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any units offered under that prospectus supplement may differ from the terms described below.

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We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, any form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of such unit agreements and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus and the complete unit agreement and any supplemental agreements that contain the terms of the units.

We may issue, in one more series, units comprised of shares of our common stock or preferred stock, warrants to purchase common stock or preferred stock, debt securities or any combination of those securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We may evidence units by unit certificates that we issue under a separate agreement. We may issue the units under a unit agreement between us and one or more unit agents. If we elect to enter into a unit agreement with a unit agent, the unit agent will act solely as our agent in connection with the units and will not assume any obligation or relationship of agency or trust for or with any registered holders of units or beneficial owners of units. We will indicate the name and address and other information regarding the unit agent in the applicable prospectus supplement relating to a particular series of units if we elect to use a unit agent.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The other provisions regarding our common stock, preferred stock, warrants and debt securities as described in this section will apply to each unit to the extent such unit consists of shares of our common stock, preferred stock, warrants and debt securities.

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LEGAL MATTERS

Certain legal matters will be passed upon for us by Arnold & Porter Kaye Scholer LLP, Washington, DC. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. These documents may include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as Proxy Statements. Any documents that we subsequently file with the SEC will automatically update and replace the information previously filed with the SEC. Thus, for example, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. Any documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus shall be deemed to be incorporated by reference into this prospectus.

This prospectus incorporates by reference the documents listed below that we previously have filed with the SEC and any additional documents that we may file with the SEC (File No. 000-21429) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding portions thereof deemed to be “furnished” to the SEC pursuant to Item 2.02, Item 7.01 or Item 9.01 of a Current Report on Form 8-K) between the date of this prospectus and the termination of the offering of the securities:

1.	Our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on March 7, 2019;

2.	Our Quarterly Report on Form 10-Q for the quarter ending March 31, 2019 filed with the SEC on May 1, 2019;

3.	Our Current Reports on Form 8-K filed with the SEC on March 15, 2019, April 15, 2019 and May 14, 2019;

4.	The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 from our definitive proxy statement on Schedule 14A, filed with the SEC on March 28, 2019; and

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5.	The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on September 25, 1996, including any amendment or report filed for the purpose of updating such description.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You can obtain a copy of any or all of the documents, at no cost, by requesting them in writing, by email or by telephone at the following address:

Peter S. Lawrence

President and Chief Operating Officer

ArQule, Inc.

One Wall Street

Burlington, MA 01803

(781) 994-0300

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act that registers the distribution of the securities offered under this prospectus. The registration statement, including the attached exhibits and schedules and the information incorporated by reference, contains additional relevant information about us and the securities. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement.

In addition, we file annual, quarterly and special reports, proxy statements and other information with the SEC. Any information we file with the SEC, including the documents incorporated by reference into this prospectus, is available on the SEC’s website at http://www.sec.gov. We also maintain a web site at http://www.arqule.com, which provides additional information about our company and through which you can also access our SEC filings. The information set forth on our web site is not part of this prospectus.

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Shares

ArQule, Inc.

Common Stock

PROSPECTUS SUPPLEMENT

Joint Bookrunning Managers

SVB Leerink	RBC Capital Markets

June         , 2019